Exhibit 99.1

Jack Cooper Enterprises, Inc. and Jack Cooper Holdings Corp. Announce One Day Extension of Amended Offers to Facilitate Completion of Paperwork for Exchange Transactions

ATLANTA, June 29, 2017 -- Jack Cooper Enterprises, Inc. (“JCEI”) and Jack Cooper Holdings Corp. (“JCHC” and, together with JCEI, the “Company”) announced today an extension of the previously announced amended cash tender offer (the “Amended JCEI Offer”) to purchase any and all of the JCEI 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “JCEI Notes”) and amended exchange offer (the “Amended JCHC Offer” and together with the Amended JCEI Offer, the “Amended Offers”) for any and all of the JCHC 9.25% Senior Secured Notes due 2020 (the “JCHC Notes” and together with the JCEI Notes, the “Existing Notes”) for cash and warrants to purchase shares of Class B  common stock of JCEI.  The Amended Offers are now scheduled to expire at 5:00 p.m., New York City time, on Thursday,  June 29, 2017, unless further extended or earlier terminated in accordance with the amended and restated offer to purchase, offering memorandum and disclosure statement soliciting acceptances of a prepackaged plan of reorganization and the related amended consent and letter of transmittal (as amended, the “Offering Memorandum and Disclosure Statement”).

As of 12:01 a.m., New York City time, on June 29, 2017, 99.71% of the JCHC Notes had been validly tendered and not withdrawn and 93.54% of the JCEI Notes had been validly tendered and not withdrawn.  The Amended Offers are conditioned upon, among other matters, there being validly tendered and delivered, and not withdrawn or revoked, JCEI Notes and JCHC Notes from holders of at least 97% in aggregate principal amount of the outstanding amounts of each series of notes (the “Minimum Conditions”).  Existing Notes tendered as of the original expiration time may not be withdrawn, except as provided in the support agreements signed by tendering holders.

The Company is providing a one day extension to the Amended Offers to provide additional time for any remaining holders of Existing Notes to complete tenders and finalize related paperwork in order to facilitate the completion of the consensual out-of-court restructuring.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to exchange any of the Existing Notes. The Amended Offers are being made pursuant to the offering documents, including the Offering Memorandum and Disclosure Statement and the related consent and letter of transmittal that JCEI and JCHC have distributed to eligible holders of the Existing Notes, as amended by the Company’s press releases dated May 1, 2017, May 15, 2017, May 22, 2017,  June 1, 2017,  June 12, 2017, June 15, 2017 and this press release. The Amended Offers are not being made to holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. None of the Company,  the Voting Agent, the Information Agent, the Tender and Exchange Agent (each as defined in the Offering Memorandum) or their respective affiliates is making any recommendation as to whether or not holders should exchange all or any portion of their Existing Notes in the Amended Offers or deliver consents in the Amended Consent Solicitations (as defined in the Offering Memorandum and Disclosure Statement).

About the Company

The Company is a specialty transportation and other logistics provider and the largest over-the-road finished vehicle logistics company in North America. The Company provides premium asset-heavy and asset-light based solutions to the global new and previously-owned vehicle markets, specializing in finished vehicle transportation and other logistics services for major automotive original equipment manufacturers and for fleet ownership companies, remarketers, dealers and auctions. The Company is a certified Woman-Owned Business Enterprise by The Women’s Business Enterprise Council (“WBENC”). The Company does not expect the consummation of the Amend Offers to impact its certification by the WBENC.

Forward-Looking Statements

Statements made in this news release which describe the Company’s intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions.  Examples of forward-looking statements in this news release are statements about the expected size and timing of the Amended Offers. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and the Company’s actual results could differ materially from those expressed or implied in such statements.  The Company does not intend, and it disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things the risks described under the caption “Risk Factors” in JCHC’s Annual Report for the year ended December 31, 2016.